EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT ("Agreement "), dated as of May 10, 2005, between US ENERGY SYSTEMS, INC., a Delaware corporation (the "Company"), and Lawrence I. Schneider (the "Executive").

                              W I T N E S S E T H:

      WHEREAS, the Executive has been employed by the Company pursuant to an employment agreement dated as of May 10, 2000 (the "Prior Agreement") which expires May 10, 2005.

      WHEREAS, the Company desires to retain the Executive as an employee and the Executive, to induce the Company to employ him, has agreed to forego certain benefits afforded to him under the Prior Agreement including without limitation, eliminating the Executive's right to payments equal to 2.9 times his base salary in connection with, among other things, a Change of Control of the Company (as defined in the Prior Agreement).

      WHEREAS, the Company and the Executive now desire to enter into this Agreement.

      NOW, THEREFORE, in consideration of the mutual promises, representations and warranties set forth herein and for other good and valuable consideration, it is hereby agreed as follows:

      1. Position and Duties.

            (a) Employment and Position. The Company hereby agrees to employ the Executive as set forth in the next succeeding sentence, and the Executive hereby accepts such employment, upon the terms and conditions set forth herein. The Executive shall serve as Chief Executive Officer of the Company and shall have such other duties consistent with such office, as from time to time may be prescribed by the Board of Directors of the Company or a committee thereof (collectively, the "Board").

            (b) Duties. During the Term (as defined), the Executive shall perform and discharge the duties that may be assigned to him by the Board from time to time as provided in this Agreement, and the Executive shall devote his reasonable best talents, efforts and abilities to the performance of his duties hereunder. During the Term, the Executive shall devote such time as is necessary to perform his duties and the Executive shall have no other employment whatsoever that would prevent him from fulfilling his obligations hereunder.

      2. Compensation.

            (a) Base Salary. The Company shall pay the Executive for his services hereunder a salary (the "Base Salary") at the annual rate of $180,000 which shall be payable in accordance with the customary payroll practices of the Company but not less frequently than on a bi-weekly basis. The Base Salary shall be reviewed periodically by the Board and shall be subject to such adjustments as the Board, in its sole discretion, from time to time may determine.


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            (b) Withholding. All payments required to be made by the Company to the Executive under this Agreement (whether under this Section 2 or otherwise) shall be subject to withholding of employment and income taxes and other payroll deductions in accordance with applicable tax requirements, the Company's policies applicable to employees of the Company at the Executive's level and the provisions of the Benefit Plans (as defined).

      3. Benefits. (a) Benefit Plans. During the Term, the Company shall provide to the Executive all fringe benefits currently provided, as well as those which the Company may generally make available to its senior executives, including, without limitation, benefits provided under the Company's pension and profit-sharing plans (if any), health benefit plans (such as medical and hospitalization coverage), and insurance plans (such as life, supplemental life, disability, business travel, accident and accidental death and dismemberment) (collectively, the "Benefit Plans"). Such plans shall during the Term provide for at least the same level of benefits as the Benefit Plans provide at the date of this Agreement.

            (b) Automobiles. During the Term, the Company shall provide the Executive with a Company-owned or leased automobile of a type to be agreed upon by the Executive and the Company, or at the Executive's option, a car allowance of $600 per month in lieu thereof. The Company will bear all insurance, gasoline, registration, maintenance and repair costs incident to the Executive's use of such Company-owned or leased or Executive-owned or leased automobile in the performance of his duties hereunder.

            (c) Vacations, sick leave and holidays. The Executive shall be entitled to no less than four (4) weeks of paid vacation during each twelve month period commencing with the beginning of the Term. In addition, the Executive shall be entitled to paid sick leave and holidays in accordance with the Company's usual policies for its senior executives.

            (d) Company Life Insurance. The Company may obtain, at its sole cost and expense, a policy on the Executive's life for which the Company shall be the beneficiary and the Executive agrees to cooperate with the Company in obtaining such insurance.

      4. Reimbursement of Expenses. During the Term, the Company shall pay or reimburse the Executive for all reasonable travel, entertainment and other business expenses actually incurred or paid by the Executive in the performance of his duties hereunder upon presentation to the chief accounting officer (or such other person as may be designated by the Board) of expense statements or vouchers or such other supporting information as the Company may reasonably require of the Executive.


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      5. Term: Termination. (a) Term. Subject to the provisions of this Section
5, the term of the Executive's employment under this Agreement shall commence on the date hereof and shall end on the second anniversary hereof, provided that the term of this Agreement shall automatically be renewed for successive additional one-year periods at the end of such two-year period and of each such one-year renewal period, unless either party elects not to renew by giving written notice to the other at least 90 days before an annual renewal date. The initial two -year term referred to herein, together with any renewal thereof, is referred to in this Agreement as the "Term". The employment of the Executive may be terminated prior to the expiration of the Term in the manner described in this Section 5 solely on the following grounds:

            (b) Termination by the Company for Cause. The Company shall have the right to terminate the employment of the Executive prior to expiration of the Term for Cause (as defined) by written notice to the Executive specifying the particulars of the conduct of the Executive forming the basis for such termination, as provided in this Agreement.

            (c) Termination upon Death. The employment of the Executive hereunder shall terminate immediately upon his death.

            (d) The Company's Option upon Disability. If the Executive becomes physically or mentally disabled ("Disability") during the Term so that he is unable to perform the services required of him pursuant to this Agreement for a period of six successive months, or an aggregate of six months in any consecutive twelve-month period (the "Disability Period"), the Company shall have the option, in its discretion, by giving written notice thereof, to terminate the Executive's employment hereunder prior to expiration of the Term. If the Company exercises such option, during the balance of the Term (but in no event for more than 18 months from the date of the commencement of the Disability Period), the Executive shall continue to receive his full compensation and other benefits provided for herein net of any payments received or to be received at any time under any disability policy or program provided or paid for by the Company of which the Executive or his designee is a beneficiary or recipient.

            (e) Termination by the Executive by Voluntary Resignation. The Executive shall have the right to terminate his employment hereunder prior to expiration of the Term (a "Voluntary Resignation") by written notice given at least 90 days prior to the Termination Date (as defined).

            (f) Termination Date. Any notice of termination given by the Company or the Executive pursuant to the provisions of this Agreement shall specify therein the effective date of such termination (the "Termination Date").


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            (g) Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

                  (i) The "Affiliate" of any Person means any other Person directly or indirectly through one or more intermediary Persons, controlling, controlled by or under common control with such Person. For purposes of this definition, "control" shall mean the power to direct the management and policies of such Person, directly or indirectly, by or through equity ownership, agency or otherwise, or pursuant to or in connection with an agreement, arrangement or understanding (written or oral) with one or more other Persons by or through equity ownership, agency or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

                  (ii) "Business Day" shall mean any day other than Saturday, Sunday or any other day in which banking institutions in New York City are authorized or obligated to close.

                  (iii) "Cause" shall mean (A) failure of the Executive to perform the duties contemplated hereunder ("Non-Performance"), which failure continues after a written demand for performance is given to the Executive by the Board which identifies the manner in which the Board believes that the Executive has not performed, provided that "Non-Performance" shall not include a failure by the Executive to perform resulting from the Executive's incapacity due to death or Disability (as defined), (B) the Executive is charged with or indicted for or pleads guilty to (including a plea of nolo contendre) or is convicted of a (x) felony or (y) misdemeanor involving moral turpitude, financial misconduct, fraud or misrepresentation, (C) the Executive having engaged in or engaging in, illegal or fraudulent conduct with respect to the Company, its Affiliates, customers or other Person with which the Company or its Affiliates have a business relationship that is material to the Company and its subsidiaries, taken as a whole, (D) any act of disloyalty or breach of responsibilities to the Company by the Executive which results in significant harm to the Company or its Affiliates, (E) the Executive's violation of any one or more of the covenants set forth in Sections 7 or 8 hereof, or (F) in connection with any report, document, press release or other communication (whether formal, informal, written, oral, electronic or in any other format whatsoever) regarding the Company, its subsidiaries and Affiliates (collectively, a "Communication") filed, furnished or otherwise made available directly or indirectly to any governmental or quasi-governmental authority (including without limitation, the Securities and Exchange Commission, the National Association of Securities Dealers and any Affiliate thereof), the Board, the stockholders of the Company or the general public, the Executive makes, or allows to be made, a false or misleading statement or the Executive omits or allows the omission in such Communication of a statement or other information required to make the statements or other information in the Communication not false or misleading.

                  (iv) "Person" means any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, court or government (or political subdivision or agency thereof).

      6. Obligations on Termination.

            (a) Payment Obligations of the Company in case of Termination for Death. Upon termination of the Executive's employment upon death, the Company shall have no payment obligations to the Executive hereunder, except for any unreimbursed expenses and unpaid accrued benefits.

            (b) Payment Obligations of the Company in case of Termination for Disability. Upon termination of the Executive's employment upon Disability, the Executive shall receive the compensation provided for in Section 5(d) hereof plus any unreimbursed expenses and unpaid accrued benefits.


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            (d) Payment Obligations of the Company in case of Termination for
Voluntary Resignation. Upon termination of the Executive's employment as a result of Voluntary Resignation, the Company shall have no payment obligations to the Executive hereunder, except that (i) to the extent permitted by applicable law, the Company shall continue to provide the Executive, at the Company's cost with medical, dental and hospitalization insurance coverage for the longest of (A) the 18-month period from the Termination Date; (B) the period prescribed by applicable law; and (C) the period set forth in the applicable Benefit Plans for the payment of any accrued and unpaid benefit, and (iii) reimbursement of any unreimbursed expenses.

            (e) Payment Obligations of the Company in case of Termination for Cause. Upon termination of the Executive's employment as a result of Cause, the Company shall have no payment obligations to the Executive hereunder, except for the payment of any accrued and unpaid benefit, and reimbursement of any unreimbursed expenses.

      7. Trade Secrets; Confidentiality. The Executive recognizes and acknowledges that, in connection with his employment with the Company, he has had and will continue to have access to valuable trade secrets and confidential information of the Company and its Affiliates including, but not limited to, customer lists, business methods and processes, marketing, promotional, pricing, financial information, technical information and data relating to clients, employees and consultants (collectively, "Confidential Information") and that such Confidential Information is being made available to the Executive only in connection with the furtherance of his employment with the Company. The Executive agrees that during the Term (and for the purposes of this Section 7, Term includes the period encompassed by the Prior Agreement) and for two years thereafter, the Executive shall not disclose any Confidential Information to any Person, except that disclosure of Confidential Information will be permitted:
(a) to the Company and its respective Affiliates and advisors; (b) if such Confidential Information has previously become available to the public through no fault of the Executive; (c) if required by law or any court or governmental agency or body, provided that in any such case covered by this clause (c) the Executive shall provide the Company, in advance of any such disclosure, with prompt notice of such requirement(s) and shall cooperate fully with the Company to the extent it may seek to limit such disclosure; (d) if necessary to establish or assert the rights of the Executive hereunder; or (e) if expressly consented to in writing by the Company.

      8. Noncompetition and Nonsolicitation.

            (a) Prohibited Activities. The Executive hereby covenants and agrees that during the Term and for the respective periods set forth below immediately following the termination by the Company or the Executive, as applicable, of his employment under the respective circumstances set forth below he shall not, without the prior written consent of the Board, at any time, directly or indirectly, on his own behalf or on behalf of any Person:

                  (i) own, manage, operate, control, be employed by, participate in, provide consulting services to, or be connected or associated in any manner with the ownership, management, operation or control of any business which is in competition with the Company (in the business in which the Company is substantially engaged during the Term in the case of acts committed during the Term or in the business in which the Company is substantially engaged at the time of termination of Executive's Employment in the case of acts committed after the Term) or any of its Affiliates in any state of the United States or in any foreign country in which any of them are engaged in business during the Term in the case of acts committed during the Term or in any state of the United States or in any foreign country in which any of them are engaged in business at the time of termination of Executive's employment in the case of acts committed after the Term for as long as the Company continues to conduct such business.


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                  (ii) solicit or take any action to cause the solicitation of, or recommend that, any supplier, client, customer, contractor, vendor, agent or consultant of the Company or any of its Affiliates or other Person having business relations with the Company, discontinue business or cease such relationship, in whole or in part, with the Company or any of its Affiliates.

                  (iii) employ any Person employed by the Company or any of its Affiliates at the time of, or during the 12 months preceding, such termination of the Executive's employment with the Company.

                  (iv) solicit for employment (other than through unaffiliated employment recruiting or placement firms or services who are not specifically directed to solicit employees of the Company or provided with the names of any such employees) any Person employed by the Company or any of its Affiliates at the time of, or during the 12 months preceding such termination of the Executive's employment with the Company, or otherwise encourage or entice any such Person to leave such employment, provided, however, that nothing in this Agreement shall preclude the executive from owning less than five percent of any class of publicly traded equity of any entity

            (b) Savings Provision. The Employee acknowledges and agrees that

                  (i) the restrictive covenants set forth in this Section 8 (the "Restrictive Covenants") are reasonable and valid in geographical and temporal scope and in all other respects, and

                  (ii) it is the intention of the parties hereto that the Restrictive Covenants be enforceable to the fullest extent permitted by applicable law. Therefore, if any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full force and effect, without regard to the invalid or unenforceable parts and such court shall have the power to modify such Restrictive Covenant, or any part thereof, and, in its modified form, such Restrictive Covenants shall then be valid and enforceable.

      9. Equitable Relief. In the event of a breach or threatened breach by the Executive of any of the covenants contained in this Agreement, the Company shall be entitled to a temporary restraining order, a preliminary injunction and/or a permanent injunction restraining the Executive from breaching or continuing to breach any of said covenants. Nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedies that may be available to it under this Agreement for such breach or threatened breach.


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      10. Severability. Should any provision of this Agreement be held, by a court of competent jurisdiction, to be invalid or unenforceable, such invalidity or unenforceability shall not render the entire Agreement invalid or unenforceable, and this Agreement and each individual provision hereof shall be enforceable and valid to the fullest extent permitted by law.

      11. Successors and Assigns.

            (a) Executive's Successors and Assigns. This Agreement and all rights under this Agreement are personal to the Executive and shall not be assignable other than by will or the laws of descent. All of the Executive's rights under the Agreement shall inure to the benefit of his heirs, personal representatives, designees or other legal representatives, as the case may be.

            (b) Company's Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. Any Person succeeding to the business of the Company by merger, purchase, consolidation or otherwise shall assume by contract or operation of law the obligations of the Company under this Agreement.

      12. Governing Law: Jurisdiction. This Agreement shall be construed in accordance with and governed by the laws of the State of New York. The parties hereby agree to submit any and all disputes arising out of or in connection with this Agreement to binding arbitration in accordance with the rules of the American Arbitration Association. Such arbitration shall be held in New York City. Each party shall select one arbitrator and the two such selected arbitrators shall select a third arbitrator. Notwithstanding anything to the contrary in this Section 12, such parties may seek in any court of competent jurisdiction any injunctive relief pursuant to Section 9 of this Agreement. Provided that Executive's position in such dispute has a reasonable basis, any and all reasonable out of pocket costs incurred by the Executive in connection with any dispute arising out of this Agreement shall be promptly paid to the Executive by the Company upon presentation of appropriate documentation, up to an aggregate amount equal to $180,000.

      13. Notices. All notices, requests and demands given to or made upon the respective parties hereto shall be deemed to have been given when received or refused if mailed by registered or certified mail, postage prepaid, if delivered by hand, or if delivered by Federal Express or similar overnight delivery service, addressed to the parties at their addresses set forth below or to such other addresses furnished by notice given in accordance with this Section 13:



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            (a)   if to the Company, to
                  Company Headquarters
                  Attention Chairman of the Nominating & Governance Committee

            (b)   if to the Executive, to
                  Lawrence Schneider
                  (most recent residential address
                  according to Company records)


      14. Complete Understanding; Waiver of Rights and Claims. (a) Integration. Other than any stock option agreements or restricted stock unit award agreements between the Company and the Executive, this Agreement supersedes any prior contracts, understandings, discussions and agreements relating to employment between the Executive and the Company and constitutes the complete understanding between the parties with respect to the subject matter hereof.

            (b) Waiver of Rights and Claims under Prior Agreement. The Executive hereby waives any and all claims or rights he has or may have had under or in connection with the Prior Agreement, including without limitation, bonus or similar plans referred to or contemplated therein, other than currently outstanding stock option agreements and restricted stock unit award agreements.

      15. Modification. This Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and the Executive or in the case of a waiver, by the party against whom the waiver is to be effective. Any such waiver shall be effective only to the extent specifically set forth in such writing. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

      16. Mutual Representations.

            (a) Executive's Representations. The Executive represents and warrants to the Company that the execution and delivery of this Agreement and the fulfillment of the terms hereof

                  (i) will not constitute a default under or conflict with any agreement or other instrument to which he is a party or by which he is bound, and

                  (ii) do not require the consent of any Person.

            (b) Company's Representations. The Company represents and warrants to the Executive that this Agreement has been duly authorized, executed and delivered by the Company and that the fulfillment of the terms hereof


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                  (i) will not constitute a default under or conflict with any agreement or other instrument to which it is a party or by which it is bound and

                  (ii) do not require the consent of any Person.

            (c) Joint Representations. Each party hereto warrants and represents to the other that this Agreement constitutes the valid and binding obligation of such party enforceable against such party in accordance with its terms.

            (d) Indemnification. The parties agree to indemnify, defend and hold the each other harmless for any claim, loss, damage, cost, expense including without limitation, reasonable attorney fees arising out of or relating to a breach of the foregoing representations in Section 16 (a), (b), and (c). The Executive's obligation under this Section 16 shall be limited to an aggregate amount of $180,000.

      17. Headings. The headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of this Agreement.

      18. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by the other party hereto.


      IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed in its corporate name by one of its officers duly authorized to enter into and execute this Agreement, and the Executive has manually signed his name hereto, all as of the day and year first above written.

                                        US ENERGY SYSTEMS, INC.



                                        By: ____________________________________
                                            Name:
                                            Title:




                                            ____________________________________
                                            Lawrence I. Schneider


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